                                                                    EXHIBIT 99.1


News Release                                    [LOGO] BD
                                                       Indispensable to
                                                       human health


Contact:
--------
Camilla Jenkins / Media Relations
201-847-5369
Dean Paranicas / Investor Relations
201-847-7102


                        BD ANNOUNCES RECORD REVENUES FOR
                      FISCAL FOURTH QUARTER AND FULL YEAR

       Results Consistent With Company's September 26, 2000 Announcement

Franklin Lakes, NJ (November 8, 2000) - BD (Becton, Dickinson and Company) (NYSE: BDX) today reported diluted earnings per share for the fourth quarter of 32 cents. Excluding previously announced special charges, gains on investments and a favorable tax effect, diluted earnings per share were 39 cents, which were consistent with the Company's announcement on September 26, 2000.

As the Company stated in September, the results for the fourth quarter ended September 30, 2000 included special charges against earnings associated with a worldwide organizational restructuring of 10 cents and certain estimated litigation defense costs of 4 cents. The effect of these charges on diluted earnings per share was 14 cents. Gains on investments of 2 cents, and the favorable tax effect of 5 cents from the conclusion of certain tax audits also were recorded in the fiscal quarter. Foreign currency translation reduced the quarter's earnings by an estimated 2 cents primarily as a result of the weak Euro versus a year ago. The Company's reported fiscal 1999 fourth quarter earnings per share were 29 cents, or 42 cents excluding the impact of in-process research and development charges.

"BD's performance in the quarter was consistent with the guidance and reflected the strategic actions we announced in September. The steps we have taken set the stage for better, more consistent performance going forward," said BD President and Chief Executive Officer Edward J. Ludwig. "In 2001 we expect to achieve revenue growth of approximately 7 percent, or 5 percent on a reported basis that would reflect an estimated 2 percent unfavorable impact of foreign currency translation. Based on that forecast, we should achieve an increase in net income of approximately 10 percent in 2001."

Revenues for the fiscal fourth quarter were $920 million, an increase of 2 percent over fiscal 1999. Revenues for the fourth quarter were reduced by an estimated $50 million as a result of the Company's previously announced decision to terminate certain incentive programs with distributors in order to improve supply chain and manufacturing efficiencies, reduce costs and establish closer links with customers. The estimated diluted earnings per share impact of the decision was 6 cents. Foreign currency translation reduced reported revenues by approximately $22 million for the fiscal quarter, or by about 2 percent.

Q4 Segment and Geographic Results
---------------------------------

Medical Systems revenues for the fiscal quarter were $502 million, or 3 percent below last year, and Preanalytical Solutions revenues increased 2 percent to $131 million. The performance of Medical Systems and Preanalytical Solutions was impacted by the discontinuance of certain incentive programs with distributors in the United States. Biosciences revenues increased 13 percent to $287 million for the fiscal quarter.

On a geographic basis, fiscal fourth quarter revenues in the United States were $474 million compared with $481 million last year. Revenues outside the United States of $446 million were 6 percent higher than the prior year's fourth quarter, or 11 percent after excluding the impact of unfavorable currency translation ("FX neutral").

Full Year Results
-----------------

Reported diluted earnings per share for fiscal 2000 were $1.49. The impact of fourth quarter items discussed above offset unusual items reported in previous quarters. Foreign currency translation reduced the year's earnings by an estimated 6 cents per share. Reported fiscal 1999 diluted earnings per share were $1.04, or $1.49 excluding special and other charges and in-process research and development charges.

Revenues for fiscal 2000 were a record $3.618 billion, a 6 percent increase from last year's $3.418 billion, with acquisitions contributing 3 percent. Foreign currency translation reduced reported revenues by about 2 percent.

By business segment, Medical Systems segment revenues grew 2 percent to $1.966 billion, or 5 percent on an FX neutral basis. Preanalytical Solutions segment revenues grew 5 percent to $535 million, or 8 percent on an FX neutral basis. Biosciences segment revenues of $1.118 billion increased 13 percent, or 15 percent on an FX neutral basis, with particularly strong reported growth from immunocytometry products.

By geographic area, revenues inside the United States were $1.864 billion, 7 percent higher than a year earlier, while revenues outside the United States of $1.755 billion grew 5 percent, or 10 percent on an FX neutral basis. Strong growth was experienced in Latin America, Asia and Japan. Europe was affected by unfavorable foreign currency translation.

BD is a medical technology company that manufactures and sells a broad range of supplies, devices, and systems for use by healthcare professionals, medical research institutions, industry and the general public.

                                      ***

This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding the Company's performance, including future revenues, products and income, or events or developments that the Company expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of the Company and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any
forward-looking statement include, but are not limited to:   competitive
factors; pricing and market share pressures; uncertainties of litigation; the Company's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in the Company's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this press release and in the Company's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.

                                      ***

A live audio Web cast of BD's investment community presentation will air Thursday, November 9, 2000 beginning at 8:30 a.m., EST. The audio Web cast can be accessed through the BD Web site, www.bd.com, and will be available for
                                     ----------
replay through Wednesday, November 22, 2000. Minimum requirements to listen to the broadcast are a 14.4bps connection to the Internet and RealPlayer(R) Basic software, which can be downloaded for free from the Real Networks(R) Web site. BD's news releases can be found at www.bd.com or through Business Wire at www.businesswire.com.

Financial tables attached

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
Amounts in thousands, except per-share data

                                        Three Months Ended September 30,
                                         2000              1999    % Change
---------------------------------------------------------------------------

REVENUES                         $      919,898  $      902,480        1.9

Cost of products sold                   470,556         435,373        8.1
Selling and administrative              247,228         243,885        1.4
Research and development                 52,662          86,761      (39.3)
Special charges                          57,514               -         NM
---------------------------------------------------------------------------
TOTAL OPERATING COSTS
     AND EXPENSES                       827,960         766,019        8.1
---------------------------------------------------------------------------

OPERATING INCOME                         91,938         136,461      (32.6)

Interest expense, net                   (13,877)        (18,546)     (25.2)
Gains on investments, net                11,288               -          NM
Other income (expense), net               2,221          (1,759)         NM
---------------------------------------------------------------------------

INCOME BEFORE
     INCOME TAXES                        91,570         116,156      (21.2)

Income tax provision                      7,556          39,833      (81.0)
---------------------------------------------------------------------------

NET INCOME                       $       84,014  $       76,323       10.1
---------------------------------------------------------------------------

EARNINGS PER SHARE

     Basic                       $         0.33  $         0.30       10.0
     Diluted                     $         0.32  $         0.29       10.3
---------------------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

     Basic                              253,526         250,732
     Diluted                            263,848         262,291
---------------------------------------------------------------------------

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
Amounts in thousands, except per-share data

                                      Twelve Months Ended September 30,
                                         2000              1999    % Change
---------------------------------------------------------------------------

REVENUES                         $    3,618,334  $    3,418,412        5.8

Cost of products sold                 1,848,332       1,711,666        8.0
Selling and administrative              973,902         931,929        4.5
Research and development                223,782         254,016      (11.9)
Special charges                          57,514          75,553         NM
---------------------------------------------------------------------------
TOTAL OPERATING COSTS
     AND EXPENSES                     3,103,530       2,973,164        4.4
---------------------------------------------------------------------------

OPERATING INCOME                        514,804         445,248       15.6

Interest expense, net                   (74,197)        (72,052)       3.0
Gains on investments, net                76,213               -          NM
Other income (expense), net               3,114            (541)         NM
---------------------------------------------------------------------------

INCOME BEFORE
        INCOME TAXES                    519,934         372,655       39.5

Income tax provision                    127,037          96,936       31.1
---------------------------------------------------------------------------

NET INCOME                       $      392,897  $      275,719       42.5
---------------------------------------------------------------------------

EARNINGS PER SHARE

     Basic                       $         1.54  $         1.09       41.3
     Diluted                     $         1.49  $         1.04       43.3
---------------------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

     Basic                              252,454         249,595
     Diluted                            263,239         264,580
---------------------------------------------------------------------------

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
Amounts in thousands

                                      Three Months Ended September 30,
                                         2000              1999    % Change
                                 ------------------------------------------

MEDICAL SYSTEMS
   United States                 $      239,323  $      265,802      (10.0)
   International                        262,599         253,984        3.4
---------------------------------------------------------------------------
TOTAL                            $      501,922  $      519,786       (3.4)
---------------------------------------------------------------------------

BIOSCIENCES
   United States                 $      163,371  $      143,900       13.5
   International                        124,085         111,055       11.7
---------------------------------------------------------------------------
TOTAL                            $      287,456  $      254,955       12.7
---------------------------------------------------------------------------

PREANALYTICAL SOLUTIONS
   United States                 $       71,262  $       71,116        0.2
   International                         59,258          56,623        4.7
---------------------------------------------------------------------------
TOTAL                            $      130,520  $      127,739        2.2
---------------------------------------------------------------------------

TOTAL REVENUES
   United States                 $      473,956  $      480,818       (1.4)
   International                        445,942         421,662        5.8
---------------------------------------------------------------------------
TOTAL                            $      919,898  $      902,480        1.9
---------------------------------------------------------------------------


                                     Twelve Months Ended September 30,
                                       2000              1999      % Change
                                 ------------------------------------------

MEDICAL SYSTEMS
   United States                 $      927,355  $      922,515        0.5
   International                      1,038,684       1,001,350        3.7
---------------------------------------------------------------------------
TOTAL                            $    1,966,039  $    1,923,865        2.2
---------------------------------------------------------------------------

BIOSCIENCES
   United States                 $      644,399  $      545,773       18.1
   International                        473,130         440,048        7.5
---------------------------------------------------------------------------
TOTAL                            $    1,117,529  $      985,821       13.4
---------------------------------------------------------------------------

PREANALYTICAL SOLUTIONS
   United States                 $      291,801  $      279,497        4.4
   International                        242,965         229,229        6.0
---------------------------------------------------------------------------
TOTAL                            $      534,766  $      508,726        5.1
---------------------------------------------------------------------------

TOTAL REVENUES
   United States                 $    1,863,555  $    1,747,785        6.6
   International                      1,754,779       1,670,627        5.0
---------------------------------------------------------------------------
TOTAL                            $    3,618,334  $    3,418,412        5.8
---------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SELECTED FINANCIAL INFORMATION
Amounts in thousands

CONDENSED                           September 30,  September 30,
BALANCE SHEETS                         2000            1999
----------------------------------------------------------------

Cash & equivalents               $       49,196  $       59,932
Trade receivables, net                  751,720         812,544
Inventories                             678,676         642,533
Other                                   181,085         168,716
----------------------------------------------------------------

TOTAL CURRENT ASSETS                  1,660,677       1,683,725
----------------------------------------------------------------

Property, plant & equipment, net      1,576,058       1,431,149
Other                                 1,268,361       1,322,084
----------------------------------------------------------------

TOTAL ASSETS                     $    4,505,096  $    4,436,958
----------------------------------------------------------------

Current Liabilities              $    1,353,538  $    1,329,322
Long-term Liabilities                 1,195,560       1,338,948
Equity                                1,955,998       1,768,688
----------------------------------------------------------------

TOTAL LIABILITIES & EQUITY       $    4,505,096  $    4,436,958
----------------------------------------------------------------


                                         Twelve Months Ended
SELECTED CASH                               September 30,
FLOW INFORMATION                       2000              1999
----------------------------------------------------------------

Depreciation & amortization      $      288,255  $      258,863

Cash flow from operating
activities                              612,159         427,802

Capital expenditures                   (376,372)       (311,547)

Acquisitions of businesses              (21,272)       (374,221)

Cash flow from investing
activities                             (403,399)       (815,848)

Cash flow from financing
activities                             (219,496)        364,727

Net Change in Cash &
Equivalents                             (10,736)        (23,319)
----------------------------------------------------------------